RESIGNATION

July 11, 2006

bioMETRX, Inc.
500 N. Broadway, Suite 204
Jericho, NY 11753

I hereby resign, effective as of the date hereof, from my position as a director of bioMETRX, Inc., a corporation formed and existing under the laws of the State of Delaware.

Very truly yours,

/s/ Steven Kang
Steven Kang